EXHIBIT 99.1

Press Release

TUT SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2005 RESULTS

Reports 50.5% Year-Over-Year Revenue Growth

Lake Oswego, Oregon, October 27, 2005 — Tut Systems, Inc. (Nasdaq: TUTS), today announced its third quarter results for 2005. Revenue for the quarter ended September 30, 2005, was $10.0 million compared with revenue of $6.7 million for the quarter ended September 30, 2004. This represents an increase in revenue of 50.5% when compared with the third quarter of 2004, and a 3.8% increase when compared with second quarter 2005 revenue of $9.7 million. Revenue for the nine months ended September 30, 2005, was $26.8 million compared with revenues of $18.0 million for the nine months ended September 30, 2004, which represents a 48.9% increase in revenue.

Revenue related to video processing systems was $8.1 million and $5.0 million for the quarters ended September 30, 2005 and 2004, respectively. Revenue relating to broadband transport and service management products was $1.2 million and $1.7 million for the quarters ended September 30, 2005 and 2004, respectively. Revenue related to legacy product sales from the recently completed Copper Mountain Networks merger was $0.7 million for the quarter ended September 30, 2005. International sales represented 27.0% and 25.5% of total sales for the quarters ended September 30, 2005 and 2004, respectively.

Gross profit for the quarter ended September 30, 2005, was $2.2 million compared with gross profit of $2.2 million for the quarter ended September 30, 2004. Included in gross profit was a charge for amortization of intangibles of $0.4 million and $0.4 million for the quarters ended September 30, 2005 and 2004, respectively. These charges relate to the company’s acquisitions of Copper Mountain Networks in June 2005 and VideoTele.com in November 2002. This charge is a reclassification of amortization of intangibles from operating expense to cost of goods sold. Also, included in gross profit for the quarter ended September 30, 2005, is a charge of $0.8 million for excess and obsolete inventory and an impairment charge associated with certain of the technology acquired as part of the VideoTele.com acquisition of $0.2 million.

Net loss for the three months ended September 30, 2005, was $(5.6) million or $(0.17) per basic and diluted share. This compares with the net loss for the three months ended September 30, 2004, of $(2.7) million or $(0.13) per basic and diluted share. Net loss for the nine months ended September 30, 2005 was $(13.4) million or $(0.48) per basic and diluted share compared with a net loss of $(10.8) million or $(0.53) per basic and diluted share for the nine months ended September 30, 2004.

“We are pleased by the growth in the global IPTV phenomenon,” said Sal D’Auria, Chairman, President and CEO of Tut Systems, Inc. “In the third quarter we had digital headend sales in the U.S., the Middle East, Europe and Asia. We now have more than 150 service providers across North America, Europe and Asia delivering IPTV powered by Tut Systems digital headends. Our year-to-date third quarter revenue of $26.8 million already exceeds our 2004 full year revenue of $25.0 million. We are proud to have been recently named ‘the leading IPTV video headend system company in terms of channels installed today,’ by Multimedia Research Group, Inc. We believe these factors clearly indicate that Tut Systems is uniquely positioned to benefit from the worldwide growth in the IPTV market.”

Third Quarter Conference Call Information

Tut Systems will host a conference call to discuss third quarter results on October 28, 2005 beginning at 5:30 am Pacific time. Participants of the conference call should dial in at least five minutes before the start time.

Conference ID # 1604503

U.S. and Canada dial (877) 356-8058

International participants dial (706) 634-2465

Online at www.tutsys.com

A replay will be available two hours after the call ends for one week dial

(800) 642-1687 or (706) 645-9291 and enter the conference ID number. A replay is also available at www.tutsys.com.

Recent Announcements:

Significant announcements from Tut Systems since the second quarter earnings release include:

8/3/05	Tut Systems Selected by ICOA for 3000 Room Trump Atlantic City Broadband Deployment

8/9/05	Tut Systems to Present at Light Reading Conference August 11, 2005

8/10/05	Tut Systems Secures 10th MPEG-4 AVC Customer

8/16/05	Tut Systems Lands Mid-Atlantic MPEG-4 IPTV Deployment

8/31/05	Tut Systems Expands European Operations and Demonstrates IPTV Solutions at IBC2005

9/14/05	Tut Systems CEO to Present at Merriman Curhan Ford & Co. Second Annual Investor Summit 2005

9/20/05	Tut Systems Partners with New York Schools to Create Large Broadband IP Distance Learning Networks

9/22/05	Tut Systems To Hold Third Annual Digital TV User Group Conference

10/12/05	Tut Systems Drives Independent Telco’s IPTV Service

10/13/05	Tut Systems Delivers Broadband Services To Camino Real Hotels

10/18/05	Tut Systems Delivers Digital TV to Monroe Telephone’s Cable and DSL Customers

10/19/05	Tut Systems to Release Q3 2005 Earnings on October 27, Followed by a Conference Call on October 28, 2005

10/19/05	Tut Systems Named a Global IPTV Video Headend Leader by MRG

10/20/05	Tut Systems Extends IPTV Leadership with High Performance Solutions at Telecom ‘05

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, forward-looking statements include statements relating to our anticipation of future growth in the IPTV market. Forward-looking statements are based on management’s current expectations and beliefs, and are subject to risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein.

Risks that relate to these forward-looking statements include the risks inherent in new and developing technologies and markets, the risk that competitors will introduce rival technologies and products, and the risk that the expected financial benefits of the IPTV deployment will not be achieved as a result of unforeseen costs or events. Further detailed information about risk factors that may impact our business is set forth in our periodic filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

About Tut Systems, Inc.

Tut Systems, Inc. delivers content processing and distribution products for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies in the United States and internationally use Tut Systems solutions to deliver broadcast-quality video over broadband networks.

Tut Systems is headquartered in Lake Oswego, Oregon with regional offices across North America, Europe and Asia. For more information visit www.tutsys.com or call (971) 217-0400.

- FINANCIAL TABLES FOLLOW -

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2005	2004	2005
Revenue	$6,672	$10,039	$17,972	$26,766
Cost of goods sold	4,462	7,863	13,980	18,572

Gross profit	2,210	2,176	3,992	8,194

Operating expenses:
Sales and marketing	2,001	2,663	5,838	7,895
Research and development	1,844	3,892	5,526	9,229
General and administrative	1,044	1,063	3,260	4,187
Restructuring costs	—	130	—	130
Amortization of intangible assets	16	18	48	51

Total operating expenses	4,905	7,766	14,672	21,492

Loss from operations	(2,695)	(5,590)	(10,680)	(13,298)
Interest and other (expense), net	(48)	(10)	(148)	(139)

Net loss	$(2,743)	$(5,600)	$(10,828)	$(13,437)

Net loss per share, basic and diluted	$(0.13)	$(0.17)	$(0.53)	$(0.48)

Shares used in computing net loss, basic and diluted	20,453	32,042	20,361	27,773

TUT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$12,440	$17,613
Accounts receivable, net	6,585	14,483
Inventories, net	3,994	6,399
Prepaid expenses and other	1,137	1,371

Total current assets	24,156	39,866
Property and equipment, net	1,874	3,377
Intangibles and other assets	1,935	8,387

Total assets	$27,965	$51,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$7,000
Accounts payable and accrued liabilities	4,545	9,667
Deferred revenue	226	480

Total current liabilities	4,771	17,147
Note payable and other long term liabilities	3,816	4,156

Total liabilities	8,587	21,303
Stockholders’ equity	19,378	30,327

Total liabilities and stockholders’ equity	$27,965	$51,630